Exhibit 99.1

Plum Creek Timber Company, Inc. 999 Third Avenue, Suite 4300 Seattle, WA 98104 206 467 3600

News Release

For more information contact:
For immediate release	Investors: John Hobbs 1-800-858-5347
July 29, 2013	Media: Kathy Budinick 1-888-467-3751

Plum Creek Reports Results for Second Quarter 2013

SEATTLE - Plum Creek Timber Company, Inc. (NYSE: PCL) today announced second quarter earnings of $46 million, or $0.28 per diluted share, on revenues of $303 million. Earnings for the second quarter of 2012 were $36 million, or $0.22 per diluted share, on revenues of $294 million.

Earnings for the first six months of 2013 improved $37 million compared to the same period of 2012. Earnings were $102 million, or $0.62 per diluted share, on revenues of $643 million. Earnings for the first six months of 2012 were $65 million, or $0.40 per diluted share, on revenues of $631 million.

Adjusted EBITDA, a non-GAAP measure of operating performance, for the first six months of 2013 was $232 million, similar to the $234 million in the same period of 2012. The company ended the quarter with $355 million in cash and cash equivalents. A reconciliation of adjusted EBITDA to net income and cash flow from operations is provided as an attachment to this release.

“Each of our business segments performed well during the second quarter,” said Rick Holley, chief executive officer. “We are experiencing fundamental demand improvement and better pricing; although, we remain in the very early stages of the housing recovery. As the industry adjusts to this change in the demand environment, regional markets we serve are recovering at different rates. This is when our unmatched, geographic diversity gives us tremendous operating flexibility. It allows us to act and capitalize on strong local markets, growing earnings and cash flow while maximizing the long-term value of our asset base.”

Review of Quarterly Operations

The Northern Resources segment reported operating profit of $8 million during the second quarter, an increase of $4 million compared to the second quarter of 2012. Average sawlog prices increased $8 per ton, or 11 percent, compared to second quarter 2012 levels on improved demand from both domestic and export customers. Pulpwood prices were similar to the prices realized during the second quarter of 2012. As planned, total Northern segment volumes decreased approximately 160,000 tons, or 17 percent, from the second quarter harvest of 2012. Most of the reduction in harvest volume consisted of lower-margin pulpwood.

Operating profit in the Southern Resources segment was $23 million, up $1 million from the $22 million reported for second quarter of 2012. Higher prices for both sawlogs and pulpwood offset lower harvest

(more)

Exhibit 99.1

volumes. Sawlog prices increased $1 per ton, or 5 percent, and pulpwood prices increased $1 per ton, or 10 percent, compared to the second quarter of 2012. Overall the Southern harvest declined about 500,000 tons, or 14 percent, compared to the second quarter of 2012. While our full-year 2013 Southern harvest is planned to be similar to 2012's harvest level, the 2013 harvest is weighted to the second half of the year to capture the expected improvement in log prices.

The Real Estate segment reported revenue of $53 million and operating income of $30 million in the second quarter of 2013. Second quarter 2012 revenue was $47 million and operating income was $29 million. During the quarter the company sold 9,800 acres of HBU/recreation lands for $1,925 per acre and 17,100 acres of small, non-strategic timberlands at an average price of $1,185 per acre. The company also sold about 17,500 acres of conservation land at an average price of $835 per acre.

The Manufacturing segment reported operating income of $14 million, a $5 million improvement over the second quarter of 2012. Strong demand and pricing continued to benefit each of the company's manufactured product lines. Plywood prices increased 13 percent compared to the second quarter of 2012 on strong industrial demand. Plywood sales volume declined 6 percent compared to the same period of 2012 due to reduced log availability. MDF prices were up 8 percent compared to second quarter 2012 while sales volume grew 15 percent. In April of this year, the company re-opened its Evergreen lumber mill, boosting lumber sales volume by 21 percent compared to the second quarter of 2012. Average lumber prices declined approximately one percent as the product mix shifted to include lower-priced stud lumber from the re-opened mill.

Outlook

Improving production trends for lumber and structural panels are expected to result in greater demand and higher pricing for sawlogs as the housing recovery continues to advance. Sawlog prices during the second half of 2013 are expected to be higher than the prices for the second half of 2012 in all regions.

The company continues to expect to harvest between 17.5 and 18 million tons of timber this year. During the third quarter, harvests in the Northern Resources segment are expected to increase seasonally from their second quarter low. The Southern harvest is expected to increase from the second quarter's level as log demand and prices gradually improve.

The company expects full-year Real Estate segment sales to be between $260 million and $290 million. Third quarter Real Estate segment sales are expected to be between $85 million and $95 million.

Earnings for the Manufacturing segment are expected to remain very good on sustained demand and continued strong pricing for the company's industrial plywood, MDF and lumber products.

Reflecting all of these factors, the company expects 2013 income to be between $1.30 and $1.45 per share. The company expects to report third quarter income between $0.38 and $0.43 per share.

“We continue to see positive trends from the recovering housing market and the general economy resulting in stronger demand for wood products,” continued Holley.

“Mill owners are investing significant capital today in their facilities to improve efficiency and increase their future production capacity. Capital investment translates directly into a stronger customer base and increased demand for our logs in the future. This gives us great confidence in our ability to grow our earnings and cash flow from our core timber business as the recovery continues.

(more)

Exhibit 99.1

"Disciplined capital allocation remains our top priority as we continue to evaluate opportunities for growth. We firmly believe that superior capital allocation makes the difference between good returns and exceptional returns over the long term,” concluded Holley.

Earnings Conference Call and Supplemental Information

Plum Creek will hold a conference call today, July 29, 2013 at 5:00 p.m. ET (2:00 p.m. PT). A live webcast of the conference call may be accessed through Plum Creek's website at www.plumcreek.com by clicking on the “Investors” section.

Investors without Internet access should dial 1-800-572-9852 at least 10 minutes prior to the start of the call, referencing Plum Creek's earnings conference call. Those wishing to access the call from outside the United States and Canada should dial 1-706-645-9676, also referencing Plum Creek's earnings conference call. Replay of the call will be available for 48 hours after completion of the live call and can be accessed at 1-855-859-2056 or 1-404-537-3406 (international calls), using the code 31587215.

Supplemental financial information for Plum Creek operations, including statistical data and reconciliations to non-GAAP measures is available in the Investors section of Plum Creek's website at www.plumcreek.com.

###

Plum Creek is among the largest and most geographically diverse private landowners in the nation with approximately 6.3 million acres of timberlands in major timber producing regions of the United States and wood products manufacturing facilities in the Northwest. For more information, visit www.plumcreek.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Litigation Reform Act of 1995 as amended. Some of these forward-looking statements can be identified by the use of forward-looking words such as "believes," "expects," "may," "will," "should," "seek," "approximately," "intends," "plans," "estimates," or "anticipates," or the negative of those words or other comparable terminology. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but not limited to, the cyclical nature of the forest products industry, our ability to harvest our timber, our ability to execute our acquisition strategy, the market for and our ability to sell or exchange non-strategic timberlands and timberland properties that have higher and better uses, and various regulatory constraints. These and other risks, uncertainties and assumptions are detailed from time to time in our filings with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and the Securities Act of 1933, as amended. It is likely that if one or more of the risks materializes, or if one or more assumptions prove to be incorrect, the current expectations of Plum Creek and its management will not be realized. Forward-looking statements are not guarantees of performance, and speak only as of the date made, and neither Plum Creek nor its management undertakes any obligation to update or revise any forward-looking statements.

(more)

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

(In Millions, Except Per Share Amounts)	Six Months Ended June 30,
	2013	2012
REVENUES:
Timber	$316	$312
Real Estate	131	147
Manufacturing	185	161
Other	11	11
Total Revenues	643	631

COSTS AND EXPENSES:
Cost of Goods Sold:
Timber	232	244
Real Estate	52	84
Manufacturing	157	143
Other	2	1
Total Cost of Goods Sold	443	472
Selling, General and Administrative	61	55
Total Costs and Expenses	504	527

Other Operating Income (Expense), net	1	1

Operating Income	140	105

Equity Earnings from Timberland Venture	31	28

Interest Expense, net:
Interest Expense (Debt Obligations to Unrelated Parties)	41	40
Interest Expense (Note Payable to Timberland Venture)	29	29
Total Interest Expense, net	70	69

Income before Income Taxes	101	64

Provision (Benefit) for Income Taxes	(1)	(1)

Net Income	$102	$65

PER SHARE AMOUNTS:

Net Income per Share – Basic	$0.63	$0.40
Net Income per Share – Diluted	$0.62	$0.40

Weighted-Average Number of Shares Outstanding
– Basic	162.6	161.4
– Diluted	163.1	161.7

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

(In Millions, Except Per Share Amounts)	Quarter Ended June 30,
	2013	2012
REVENUES:
Timber	$146	$157
Real Estate	53	47
Manufacturing	99	85
Other	5	5
Total Revenues	303	294

COSTS AND EXPENSES:
Cost of Goods Sold:
Timber	108	123
Real Estate	22	16
Manufacturing	82	73
Other	1	1
Total Cost of Goods Sold	213	213
Selling, General and Administrative	29	27
Total Costs and Expenses	242	240

Other Operating Income (Expense), net	1	1

Operating Income	62	55

Equity Earnings from Timberland Venture	17	15

Interest Expense, net:
Interest Expense (Debt Obligations to Unrelated Parties)	20	19
Interest Expense (Note Payable to Timberland Venture)	15	15
Total Interest Expense, net	35	34

Income before Income Taxes	44	36

Provision (Benefit) for Income Taxes	(2)	—

Net Income	$46	$36

PER SHARE AMOUNTS:

Net Income per Share – Basic	$0.28	$0.22
Net Income per Share – Diluted	$0.28	$0.22

Weighted-Average Number of Shares Outstanding
– Basic	162.9	161.5
– Diluted	163.4	161.7

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(In Millions, Except Per Share Amounts)	June 30, 2013	December 31, 2012
ASSETS
Current Assets:
Cash and Cash Equivalents	$355	$356
Accounts Receivable	40	22
Inventories	49	49
Deferred Tax Asset	8	7
Assets Held for Sale	49	61
Other Current Assets	37	13
	538	508

Timber and Timberlands, net	3,420	3,363
Mineral Rights, net	87	87
Property, Plant and Equipment, net	118	127
Equity Investment in Timberland Venture	208	204
Deferred Tax Asset	19	19
Investment in Grantor Trusts (at Fair Value)	42	39
Other Assets	33	37
Total Assets	$4,465	$4,384

LIABILITIES
Current Liabilities:
Current Portion of Long-Term Debt	$74	$248
Line of Credit	353	104
Accounts Payable	28	26
Interest Payable	22	26
Wages Payable	15	29
Taxes Payable	13	9
Deferred Revenue	33	23
Other Current Liabilities	10	7
	548	472

Long-Term Debt	1,815	1,815
Note Payable to Timberland Venture	783	783
Other Liabilities	91	91
Total Liabilities	3,237	3,161

Commitments and Contingencies

STOCKHOLDERS’ EQUITY
Preferred Stock, $0.01 Par Value, Authorized Shares – 75.0, Outstanding – None	—	—
Common Stock, $0.01 Par Value, Authorized Shares – 300.6, Outstanding (net of Treasury Stock) – 163.0 at June 30, 2013 and 162.0 at December 31, 2012	2	2
Additional Paid-In Capital	2,328	2,288
Retained Earnings (Accumulated Deficit)	(135)	(97)
Treasury Stock, at Cost, Common Shares – 27.0 at June 30, 2013 and 26.9 at December 31, 2012	(940)	(938)
Accumulated Other Comprehensive Income (Loss)	(27)	(32)
Total Stockholders’ Equity	1,228	1,223
Total Liabilities and Stockholders’ Equity	$4,465	$4,384

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended June 30,
(In Millions)	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$102	$65
Adjustments to Reconcile Net Income to Net Cash Provided By Operating Activities:
Depreciation, Depletion and Amortization	51	56
Basis of Real Estate Sold	42	75
Equity Earnings from Timberland Venture	(31)	(28)
Distributions from Timberland Venture	27	28
Deferred Income Taxes	(1)	(1)
Deferred Revenue from Long-Term Gas Leases (Net of Amortization)	(4)	(5)
Timber Deed Acquired	(18)	(98)
Pension Plan Contributions	—	(7)
Working Capital Changes	(40)	(2)
Other	12	6
Net Cash Provided By (Used In) Operating Activities	140	89

CASH FLOWS FROM INVESTING ACTIVITIES
Capital Expenditures (Excluding Timberland Acquisitions)	(31)	(35)
Timberlands Acquired	(78)	(13)
Other	—	(1)
Net Cash Provided By (Used In) Investing Activities	(109)	(49)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividends	(140)	(136)
Borrowings on Line of Credit	721	1,129
Repayments on Line of Credit	(472)	(1,026)
Debt Issuance Costs	—	(3)
Principal Payments and Retirement of Long-Term Debt	(174)	—
Proceeds from Stock Option Exercises	35	3
Acquisition of Treasury Stock	(2)	(1)
Net Cash Provided By (Used In) Financing Activities	(32)	(34)

Increase (Decrease) In Cash and Cash Equivalents	(1)	6
Cash and Cash Equivalents:
Beginning of Period	356	254

End of Period	$355	$260

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Quarter Ended June 30,
(In Millions)	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$46	$36
Adjustments to Reconcile Net Income to Net Cash Provided By Operating Activities:
Depreciation, Depletion and Amortization	25	29
Basis of Real Estate Sold	17	12
Equity Earnings from Timberland Venture	(17)	(15)
Deferred Income Taxes	(2)	—
Deferred Revenue from Long-Term Gas Leases (Net of Amortization)	(1)	(3)
Pension Plan Contributions	—	(7)
Working Capital Changes Impacting Cash Flow:
Like-Kind Exchange Funds	53	—
Other Working Capital Changes	12	28
Other	6	3
Net Cash Provided By (Used In) Operating Activities	139	83

CASH FLOWS FROM INVESTING ACTIVITIES
Capital Expenditures (Excluding Timberland Acquisitions)	(17)	(17)
Timberlands Acquired	(76)	(11)
Net Cash Provided By (Used In) Investing Activities	(93)	(28)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividends	(72)	(68)
Borrowings on Line of Credit	430	370
Repayments on Line of Credit	(355)	(370)
Proceeds from Stock Option Exercises	10	—
Net Cash Provided By (Used In) Financing Activities	13	(68)

Increase (Decrease) In Cash and Cash Equivalents	59	(13)
Cash and Cash Equivalents:
Beginning of Period	296	273

End of Period	$355	$260

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
SEGMENT DATA
(UNAUDITED)

	Six Months Ended June 30,
(In Millions)	2013	2012
Revenues:
Northern Resources	$127	$120
Southern Resources	202	202
Real Estate	131	147
Manufacturing	185	161
Other	11	11
Eliminations	(13)	(10)
Total Revenues	$643	$631

Operating Income (Loss):
Northern Resources	$19	$10
Southern Resources	47	43
Real Estate	75	59
Manufacturing	24	13
Other	9	9
Other Costs and Eliminations, net	(34)	(29)
Total Operating Income	$140	$105

Adjusted EBITDA by Segment: (A)
Northern Resources	$31	$23
Southern Resources	75	76
Real Estate	117	135
Manufacturing	32	20
Other	10	9
Other Costs and Eliminations, net	(33)	(29)
Total	$232	$234

(A) Refer to the separate schedule, "Segment Data - Adjusted EBITDA" for reconciliations of Adjusted EBITDA to operating income and net cash provided by operating activities.

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
SEGMENT DATA
(UNAUDITED)

	Quarter Ended June 30,
(In Millions)	2013	2012
Revenues:
Northern Resources	$53	$56
Southern Resources	98	105
Real Estate	53	47
Manufacturing	99	85
Other	5	5
Eliminations	(5)	(4)
Total Revenues	$303	$294

Operating Income (Loss):
Northern Resources	$8	$4
Southern Resources	23	22
Real Estate	30	29
Manufacturing	14	9
Other	4	4
Other Costs and Eliminations, net	(17)	(13)
Total Operating Income	$62	$55

Adjusted EBITDA by Segment: (A)
Northern Resources	$13	$10
Southern Resources	37	40
Real Estate	47	42
Manufacturing	18	12
Other	5	4
Other Costs and Eliminations, net	(16)	(13)
Total	$104	$95

(A) Refer to the separate schedule, "Segment Data - Adjusted EBITDA" for reconciliations of Adjusted EBITDA to operating income and net cash provided by operating activities.

Exhibit 99.1

Plum Creek Timber Company, Inc.
Segment Data - Adjusted EBITDA
Reconciliation of Operating Income and Net Cash
Provided by Operating Activities
(Unaudited)

We define Adjusted EBITDA as earnings from continuing operations, excluding equity method earnings, and before interest, taxes, depreciation, depletion, amortization, and basis in lands sold. Adjusted EBITDA is not considered a measure of financial performance under U.S. generally accepted accounting principles (U.S. GAAP) and the items excluded from Adjusted EBITDA are significant components of our consolidated financial statements.

We present Adjusted EBITDA as a supplemental performance measure because we believe it facilitates operating performance comparisons from period to period, and each business segment’s contribution to that performance, by eliminating non-cash charges to earnings, which can vary significantly by business segment. These non-cash charges include timber depletion, depreciation of fixed assets and the basis in lands sold. We also use Adjusted EBITDA as a supplemental liquidity measure because we believe it is useful in measuring our ability to generate cash. In addition, we believe Adjusted EBITDA is commonly used by investors, lenders and rating agencies to assess our financial performance.

A reconciliation of Adjusted EBITDA to net income and net cash from operating activities, the most directly comparable U.S. GAAP performance and liquidity measures, is provided in the following schedules:

	Six Months Ended June 30, 2013

	Operating Income	Depreciation, Depletion and Amortization	Basis of Real Estate Sold	Adjusted EBITDA
By Segment
Northern Resources	$19	$12	$—	$31
Southern Resources	47	28	—	75
Real Estate	75	—	42	117
Manufacturing	24	8	—	32
Other	9	1	—	10
Other Costs and Eliminations	(35)	1	—	(34)
Other Unallocated Operating Income (Expense), net	1	—	—	1
Total	$140	$50	$42	$232

Reconciliation to Net Income(1)
Equity Earnings from Timberland Venture	31
Interest Expense	(70)
(Provision) Benefit for Income Taxes	1
Net Income	$102

Reconciliation to Net Cash Provided By Operating Activities
Net Cash Flows from Operations				$140
Interest Expense				70
Amortization of Debt Costs				(1)
Provision / (Benefit) for Income Taxes				(1)
Distributions from Timberland Venture				(27)
Deferred Income Taxes				1
Gain on Sale of Properties and Other Assets				—
Deferred Revenue from Long-Term Gas Leases				4
Timber Deed Acquired				18
Pension Plan Contributions				—
Working Capital Changes				40
Other				(12)
Adjusted EBITDA				$232

(1) Includes reconciling items not allocated to segments for financial reporting purposes.

Exhibit 99.1

	Six Months Ended June 30, 2012

	Operating Income	Depreciation, Depletion and Amortization	Basis of Real Estate Sold	Adjusted EBITDA
By Segment
Northern Resources	$10	$13	$—	$23
Southern Resources	43	33	—	76
Real Estate	59	1	75	135
Manufacturing	13	7	—	20
Other	9	—	—	9
Other Costs and Eliminations	(30)	—	—	(30)
Other Unallocated Operating Income (Expense), net	1	—	—	1
Total	$105	$54	$75	$234

Reconciliation to Net Income(1)
Equity Earnings from Timberland Venture	28
Interest Expense	(69)
(Provision) Benefit for Income Taxes	1
Net Income	$65

Reconciliation to Net Cash Provided By Operating Activities
Net Cash Flows from Operations				$89
Interest Expense				69
Amortization of Debt Costs				(2)
Provision / (Benefit) for Income Taxes				(1)
Distributions from Timberland Venture				(28)
Deferred Income Taxes				1
Gain on Sale of Properties and Other Assets				—
Deferred Revenue from Long-Term Gas Leases				5
Timber Deed Acquired				98
Pension Plan Contributions				7
Working Capital Changes				2
Other				(6)
Adjusted EBITDA				$234

(1) Includes reconciling items not allocated to segments for financial reporting purposes.

Exhibit 99.1

	Quarter Ended June 30, 2013

	Operating Income	Depreciation, Depletion and Amortization	Basis of Real Estate Sold	Adjusted EBITDA
By Segment
Northern Resources	$8	$5	$—	$13
Southern Resources	23	14	—	37
Real Estate	30	—	17	47
Manufacturing	14	4	—	18
Other	4	1	—	5
Other Costs and Eliminations	(18)	1	—	(17)
Other Unallocated Operating Income (Expense), net	1	—	—	1
Total	$62	$25	$17	$104

Reconciliation to Net Income(1)
Equity Earnings from Timberland Venture	17
Interest Expense	(35)
(Provision) Benefit for Income Taxes	2
Net Income	$46

Reconciliation to Net Cash Provided By Operating Activities
Net Cash Flows from Operations				$139
Interest Expense				35
Amortization of Debt Costs				—
Provision / (Benefit) for Income Taxes				(2)
Distributions from Timberland Venture				—
Deferred Income Taxes				2
Gain on Sale of Properties and Other Assets				—
Deferred Revenue from Long-Term Gas Leases				1
Timber Deed Acquired				—
Pension Plan Contributions				—
Working Capital Changes				(65)
Other				(6)
Adjusted EBITDA				$104

(1) Includes reconciling items not allocated to segments for financial reporting purposes.

Exhibit 99.1

	Quarter Ended June 30, 2012

	Operating Income	Depreciation, Depletion and Amortization	Basis of Real Estate Sold	Adjusted EBITDA
By Segment
Northern Resources	$4	$6	$—	$10
Southern Resources	22	18	—	40
Real Estate	29	1	12	42
Manufacturing	9	3	—	12
Other	4	—	—	4
Other Costs and Eliminations	(14)	—	—	(14)
Other Unallocated Operating Income (Expense), net	1	—	—	1
Total	$55	$28	$12	$95

Reconciliation to Net Income(1)
Equity Earnings from Timberland Venture	15
Interest Expense	(34)
(Provision) Benefit for Income Taxes	—
Net Income	$36

Reconciliation to Net Cash Provided By Operating Activities
Net Cash Flows from Operations				$83
Interest Expense				34
Amortization of Debt Costs				(1)
Provision / (Benefit) for Income Taxes				—
Distributions from Timberland Venture				—
Deferred Income Taxes				—
Gain on Sale of Properties and Other Assets				—
Deferred Revenue from Long-Term Gas Leases				3
Timber Deed Acquired				—
Pension Plan Contributions				7
Working Capital Changes				(28)
Other				(3)
Adjusted EBITDA				$95

(1) Includes reconciling items not allocated to segments for financial reporting purposes.